UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 24, 2012

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Russell F. Tromley from the Northwest Natural Gas Company Board of Directors

Russell F. Tromley, Chairman of the Board of Northwest Natural Gas Company (“NW Natural”), retired from the Board of Directors effective as of the end of the 2012 Annual Shareholders Meeting held on May 24, 2012. The Board does not expect to fill the Board vacancy created by Mr. Tromley’s retirement at this time.

Appointment of Tod R. Hamachek as Chairman of the NW Natural Board of Directors

The Board of Directors elected Tod R. Hamachek as Chairman of the Board at the Board meeting held May 24, 2012. Mr. Hamachek has been a director of NW Natural since 1986 and has served as Chair of NW Natural’s Strategic Planning Committee and as a member of the Audit and Governance Committees. At the May 24, 2012 Board meeting, Mr. Hamachek was appointed to serve as Chair of the Governance Committee. He will continue to serve as a member of the Audit Committee.

Mr. Hamachek served as Chairman and Chief Executive Officer of Penwest Pharmaceuticals Company from October 1997 to February 2005. Penwest, which was spun off from Penford Corporation in 1998, was located in Danbury, Connecticut and was engaged in the research, development and commercialization of novel drug delivery products and technologies. From 1985 until 1998, Mr. Hamachek served as President and Chief Executive Officer of Penford Corporation, a diversified producer of specialty paper, food starches and pharmaceutical ingredients. He is a director of The Seattle Times Company and The Blethen Corporation (the majority owner of The Seattle Times Company). Mr. Hamachek is a member of the board of directors of Virginia Mason Medical Center and Virginia Mason Medical System in Seattle, Washington and President of the Board of Directors of The Sun Valley Center for The Arts in Ketchum, Idaho. He is a graduate of Williams College and Harvard Business School.

Mr. Hamachek will receive the director fees and other compensation NW Natural has established for directors and the Chairman of the Board, which was most recently described in NW Natural’s 2012 definitive proxy statement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 24, 2012, the Board of Directors approved amendments to the Company’s Bylaws to delete in its entirety the previous Section 4 of Article V, discontinuing the Strategic Planning Committee, and renumbering the remaining sections in Article V. Duties previously performed by the Strategic Planning Committee will be assumed by the full Board of Directors at regularly schedule Board of Directors meetings.

A copy of the Bylaws, as amended, are attached as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Northwest Natural Gas Company (the “Company”) was held on May 24, 2012. At the meeting, shareholders voted on the following items:

Proposal 1: The following nominees were elected to serve on the Board of Directors until the 2015 Annual Meeting or until their successors have been duly qualified and elected.

NOMINEES	FOR	WITHHELD	BROKER NON-VOTES
Class I
Timothy P. Boyle	17,679,984	339,964	5,664,609
Mark S. Dodson	17,757,084	262,864	5,664,609
George J. Puentes	17,772,976	246,972	5,664,609

Proposal 2: The proposed amendment and reapproval of the Long Term Incentive Plan and termination of the Restated Stock Option Plan, was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,202,078	566,279	251,591	5,664,609

Proposal 3: The non-binding advisory vote on compensation of the Named Executive Officers was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,936,983	549,190	533,775	5,664,609

Proposal 4: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2012 was ratified.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
23,254,570	309,378	120,609	N/A

Item 8.01	Other Events.

On May 24, 2012, the Company’s Board of Directors approved an extension to the Company’s share repurchase program for our common stock, under which the Company purchases shares on the open market or through privately negotiated transactions. The Company now has Board authorization through May 31, 2013 to repurchase up to an aggregate of 2.8 million shares or up to an aggregate of $100 million. Since the program’s inception in 2000, the Company has repurchased 2.1 million shares of common stock at a total cost of $83.3 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: May 30, 2012	/s/ MardiLyn Saathoff
Chief Governance Officer, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibits	Description

3.1	Bylaws, as amended May 24, 2012

6